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MATERION CORPORATION

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Materion Receives Notice Announcing Shareholder’s Intent to Nominate Directors

MAYFIELD HEIGHTS, Ohio ─ March 7, 2014 ─ Materion Corporation (NYSE: MTRN) today reported that it has received a letter from GAMCO Asset Management Inc. expressing its intention to nominate two individuals to Materion’s Board of Directors at the 2014 Annual Meeting of Shareholders, which will be held on May 7, 2014.

Materion issued the following statement in response: Materion values input from its shareholders and welcomes investors who believe in the potential of the Company. The Materion Board and management team are committed to the long-term growth of this Company and enhancing value for all shareholders.

Additional Information

In connection with its 2014 Annual Meeting of Shareholders, the Company will file a proxy statement and other documents regarding the 2014 Annual Meeting with the SEC and will mail the definitive proxy statement and a proxy card to each shareholder of record entitled to vote at the 2014 Annual Meeting. SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The final proxy statement will be mailed to shareholders. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from Materion at its website, www.materion.com, or 6070 Parkland Boulevard, Mayfield Heights, Ohio 44124, Attention: Corporate Secretary.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2014 Annual Meeting. Information concerning the Company’s participants is set forth in its proxy statement, dated March 26, 2013, for its 2013 Annual Meeting of Shareholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of the Company in the solicitation of proxies in respect of the 2014 Annual Meeting of Shareholders and other relevant materials will be filed with the SEC when they become available.

Materion Corporation is headquartered in Mayfield Heights, Ohio. The Company, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems.

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Investor Contact:	Media Contact:

Michael C. Hasychak	Patrick S. Carpenter
(216) 383-6823	(216) 383-6835
mike.hasychak@materion.com	patrick.carpenter@materion.com

http://www.materion.com